Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form N-2 of OFS Capital Corporation of our reports dated March 17, 2014, relating to our audits of the consolidated financial statements and internal control over financial reporting, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated March 17, 2014, relating to the senior securities table appearing elsewhere in this Registration Statement.

Our report dated March 17, 2014, on the effectiveness of internal control over financial reporting as of December 31, 2013, expressed an opinion that OFS Capital Corporation had not maintained effective internal control over financial reporting as of December 31, 2013, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission in 1992.

We also consent to the reference to our firm under the captions “Selected Consolidated Financial Data”, “Senior Securities”, “Independent Registered Public Accounting Firm” and “Change in Independent Registered Public Accounting Firm” in such Prospectus.

/s/ McGladrey LLP

Chicago, Illinois

November 19, 2014